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                                                                   Exhibit 16.1

December 5, 2001

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K/A of iPCS, Inc. dated November 30, 2001.

Yours truly,

/S/ DELOITTE & TOUCHE LLP